UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 6, 2009

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the appointment of Ms. Barbara T. Alexander to the Board of Directors (the "Board") of Allied World Assurance Company Holdings, Ltd (the "Company"), as described in Item 5.02 below, the Company has entered into an indemnification agreement with Ms. Alexander, dated as of August 6, 2009, in such form as previously approved by the Board (the "Indemnification Agreement"). Ms. Alexander’s Indemnification Agreement contains the same terms and conditions as those previously entered into by the Company with members of its Board and certain members of its senior management. A copy of the form of Indemnification Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on August 7, 2006 and is incorporated herein by reference. The description of the Indemnification Agreement contained herein is qualified in its entirety by reference to the form of Indemnification Agreement filed therewith.

In general, the Indemnification Agreement provides that the Company will, to the fullest extent permitted by applicable law (except in certain limited circumstances) and the Company’s Bye-laws and Memorandum of Association, indemnify the indemnitee against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed criminal, civil, administrative or investigative action brought against the indemnitee or in which she otherwise becomes involved as a witness by reason of her relationship with the Company. The Indemnification Agreement also provides for indemnification rights regarding proceedings brought by or in the right of the Company. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the Indemnification Agreement, provided that the indemnitee submits a written affirmation of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the Indemnification Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, Ms. Alexander was appointed as a Class II Director of the Board and her term runs through the 2010 Annual General Meeting of Shareholders of the Company. On August 12, 2009, the Company issued a press release announcing this appointment. This appointment fills a casual vacancy on the Company’s Board of Directors, which is now comprised of eight members. The appointment of Ms. Alexander to the Board was recommended by the Nominating & Corporate Governance Committee and unanimously approved by the Board. At the present time, the Board has not determined any committees to which she may be appointed. The Company is not aware of Ms. Alexander or any of her immediate family members participating in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K. Ms. Alexander’s compensation as a director will be consistent with the compensation of the Company’s other non-employee directors, as further described in the Company’s Proxy Statement dated March 20, 2009.

A copy of the press release announcing Ms. Alexander’s appointment to the Board is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ex. No. - Description
-------- - ---------------------

10.1 - Form of Indemnification Agreement (incorporated by reference to Exhibit
10.1 to the Current Report on Form 8-K filed with the Securities and
Exchange Commission on August 7, 2006).

99.1 - Press release, dated August 12, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

August 12, 2009	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 12, 2009.